UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On February 16, 2005, Solectron Corporation (the “Company”) entered into an indenture (the “Indenture”) with U.S. Bank National Association governing the Company’s 0.50% Convertible Senior Notes, Series B due 2034 (the “New Notes”). The New Notes were issued on February 16, 2005, pursuant to an effective registration statement (Registration No. 333-122032), in connection with the closing of the Company’s offer to exchange (the “Exchange Offer”) $450,000,000 aggregate principal amount of New Notes plus up to $1,125,000 in cash ($2.50 per $1,000 principal amount) for any and all of the Company’s outstanding 0.50% Convertible Senior Notes due 2034 (the “Outstanding Notes”). In connection with the closing of the Exchange Offer, the Company issued $447,298,000 aggregate principal amount of New Notes plus cash in exchange for $447,298,000 aggregate principal amount of validly tendered Outstanding Notes.

          The Indenture governs the terms of the New Notes. Under the Indenture, holders will have the right to require the Company to repurchase at par plus accrued interest the New Notes in cash on February 15 of each of 2011, 2014, 2019, 2024 and 2029. As provided in the Indenture, holders of the New Notes have the right, under certain circumstances, to convert New Notes into cash and, at the Company’s election, shares of the Company’s common stock. In addition, the Indenture provides that, on or after February 20, 2011, the Company may redeem all or a portion of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Holders of the New Notes may require the Company to repurchase some or all of their New Notes if a change in control of the Company occurs, at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. In addition, the Company will increase the conversion rate for the New Notes surrendered for conversion prior to February 15, 2011, in the event of certain changes in control, as provided pursuant to the terms of the Indenture.

          A copy of the Indenture is filed herewith as Exhibit 10.1. The preceding disclosure is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
10.1	Indenture, dated as of February 16, 2005, between Solectron Corporation and U.S. Bank National Association

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005	Solectron Corporation

/s/ Perry G. Hayes

Perry G. Hayes Treasurer and Vice President of Investor Relations

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 16, 2005

Exhibit	Description
10.1	Indenture, dated as of February 16, 2005, between Solectron Corporation and U.S. Bank National Association